Exhibit 99.2 – Supplemental Commentary

NetApp Q2 FY2011 Earnings Results Supplemental Commentary November 17, 2010

This supplemental commentary is being provided concurrently with our earnings press release to allow for additional time for review and analysis prior to commencement of the company’s earnings call. These prepared remarks will not be read during the live call. The call will focus on strategic commentary from the CEO and CFO, followed by a question and answer session.

Safe Harbor Statement

These prepared remarks contain forward-looking statements and projections that involve risk and uncertainty, including the statements under the Q3 FY11 outlook section regarding our forecasted financial performance and share count for the third quarter of fiscal 2011. Actual results may differ materially from our statements or projections. Factors that could cause actual results to differ from our projections include, but are not limited to, customer demand for our products and services, including our recently announced new product introduction; our ability to increase revenue and manage our operating costs; increased competition risks associated with the anticipated growth in the networked storage market; general economic and market conditions; our ability to deliver new product architectures and enterprise service offerings; our ability to design products and services that compete effectively from a price and performance perspective; our reliance on a limited number of suppliers; and our ability to accurately forecast demand for our products. Other equally important factors are detailed in our accompanying press release as well as in our 10-K and 10-Q reports on file with the SEC and also available on our website, all of which are incorporated by reference into today’s commentary.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between our non-GAAP and GAAP financial information, refer to the tables at the end of this document, as well as in our press release and on our website.

Q2 Fiscal 2011 Overview

For the second quarter of our fiscal year, we are pleased to post another quarter of strong financial performance with notable achievements in the areas of product revenue growth, profitability and cash generation. This quarter marks the third consecutive quarter of approximately 50% product revenue growth and above 30% company net revenue growth on a year over year basis. Along with the substantial revenue growth, our profitability was the highest in over a decade with non-GAAP income from operations of 19.8% of revenue. After another strong cash generation quarter, NetApp crossed the $4 billion mark in cash, cash equivalents and investments on the balance sheet.

Revenue
	Q2 FY11 Revenue	% of Q2 FY11 Revenue	Sequential Growth1	Year/Year Growth
Product Revenue	$780M	65%	8%	49%
Software Entitlements & Maintenance	$178M	15%	2%	5%
Service	$249M	20%	3%	16%
Net Revenue	$1,207M		6%	33%

Net revenue for the second quarter was $1.2 billion, an increase of 6% sequentially and an increase of 33% year over year.

Foreign currency fluctuations2 had an immaterial impact on sequential growth and a negative impact of approximately 1% on year over year growth.

Aided by a strong showing in the US public sector, product revenue grew 8% sequentially to $780 million, an increase of 49% year over year. The revenue mix between product, software entitlements and maintenance (SEM) and service remained approximately the same in the second quarter as the first quarter.

Revenue from SEM, which is a deferred revenue element and is recognized over the related contract period, was $178 million or 15% of total revenue. SEM revenue grew 2% sequentially and increased 5% year over year.

Service revenue was $249 million, an increase of 3% sequentially and 16% year over year. The majority of service revenue is derived from hardware maintenance support contracts and professional services.

•
Revenue from hardware maintenance support contracts, which is also a deferred revenue element, comprised approximately 66% of our services revenue this quarter, and increased 5% sequentially and 22% year over year.

•	Professional services revenue was down 3% sequentially and up 8% year over year.

1 Sequential growth calculation based upon Q1FY11 results, which can be found at www.investor.netapp.com
2 Foreign currency effects represent the translation effect of changes in average foreign exchange rates between the current period and the comparative prior periods (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period actual net gains or losses on revenue hedging activities.

Gross Margin
	Q2 FY11	Q1 FY11	Q2 FY10
Non-GAAP Gross Margin	66.9%	64.5%	67.5%
Product	62.6%	58.1%	63.0%
S/W Entitlements & Maintenance	98.0%	98.1%	98.2%
Services	58.5%	59.4%	54.4%

On a non-GAAP basis, consolidated gross margin was 66.9% of revenue this quarter, due in large part to higher product gross margins. Product gross margins increased 4.5 percentage points from Q1 levels to 62.6% of revenue in Q2. SEM gross margins were flat sequentially and service gross margins declined to 58.5% of revenue in Q2.

Operating Expenses
	Q2 FY11	Q1 FY11	Q2 FY10
Non-GAAP Operating Expenses	$569M	$519M	$459M

Non-GAAP operating expenses were $569 million, an increase of 10% from the prior quarter and an increase of 24% year over year. Q2 operating expenses were 47% of revenue and comparable to Q1 levels.

Our global headcount increased to 9,343 people at the end of Q2, a net increase of 370 people over Q1. Similar to the prior quarter, the majority of these new hires were in engineering and sales.

On a GAAP basis, Q2 operating expenses included stock compensation expense and amortization of intangible assets. Stock compensation expense was $34 million, down from $40 million in Q1.

Income from Operations, Other Income & Effective Tax Rate
	Q2 FY11	Q1 FY11	Q2 FY10
Non-GAAP Income from Operations	$240M	$214M	$155M
% of Revenue	19.8%	18.9%	17.0%
Non-GAAP Other Income, Net	$3M	$4M	$0M
Non-GAAP Income Before Income Taxes	$242M	$218M	$155M
Non-GAAP Effective Tax Rate	16.3%	16.3%	16.0%

In Q2 non-GAAP income from operations increased 12% sequentially and increased 55% year over year to $240 million, or 19.8% of revenue.

Non-GAAP other income, net was $3 million for Q2. GAAP other expense, net includes approximately $13 million of non-cash interest expense associated with our convertible debt, the same as last quarter.

Non-GAAP income before income taxes was $242 million or 20.1% of revenue, up from 19.2% of revenue in the prior quarter. Our non-GAAP provision for income taxes was $39 million, up from $36 million in Q1 and our non-GAAP effective tax rate remained at 16.3%.

Net Income
	Q2 FY11	Q1 FY11	Q2 FY10
Non-GAAP Net Income	$203M	$183M	$130M
Weighted Average Common Shares Outstanding, dilutive	391.7M	374.3M	349.8M
Non-GAAP Net Income per Share, diluted	$0.52	$0.49	$0.37

Non-GAAP net income totaled $203 million, or $0.52 per share. GAAP net income totaled $165 million, or $0.42 per share.

Impact of Convertible Note Transaction on Share Count
	Q2 FY11	Q1 FY11	Q2 FY10
Convertible Notes3	12.4M	6.4M	0
Warrants	4.3M	0	0

Our Q2 dilutive share count was approximately 392 million, significantly higher than projected due to the impact of the convertible notes and warrants, which were issued in June, 2008. The notes will have a dilutive impact on our share count whenever our average quarterly stock price is above the notes’ $31.85 conversion price. We expect the dilutive effect from the notes will ultimately be 80% hedged, though that hedge will not be reflected until the notes are converted or mature as it is considered anti-dilutive under GAAP.  In Q2 the offset from the hedge would have reduced dilutive share count by approximately 10 million shares if the notes had been converted during the quarter.

The warrants become dilutive whenever the quarterly average stock price is above $41.28. The dilutive effect of the warrants is not hedged.  Since our average stock price was $46.28 in Q2, both the notes and the warrants were dilutive to share count. Until the notes are converted, or until they mature in June, 2013, whenever the average quarterly price of our stock is above $31.85, the impact of the notes will be reflected in our dilutive share count without the benefit of the offsetting hedge, and whenever the average quarterly price of our stock is above $41.28, the impact of the warrants will be reflected in our dilutive share count.

3 80% hedged on maturity or conversion of the convertible notes.

Select Balance Sheet Items
	Q2 FY11	Q1 FY11	Q2FY10
Cash, Cash Equivalents & Investments	$4.4B	$3.9B	$3.0B
Deferred Revenue	$2.0B	$1.9B	$1.7B
DSO (days)4	34	30	32
Inventory Turns5	18.8	17.9	19.6

During Q2, cash, cash equivalents and short term investments grew by $461 million, ending the quarter at $4.4 billion, up 12% sequentially and 47% year over year. 57% of this cash balance was held in the United States.

The total deferred revenue balance of $2 billion increased 3% sequentially and 16% year over year.

Accounts receivable days sales outstanding (DSO) increased in the second quarter to 34 days, up from 30 days in the first quarter. Inventory turns continue to improve from 18.8 turns in Q2, up from 17.9 turns in Q1.

Select Cash Flow Statement Items
	Q2 FY11	Q1 FY11	Q2 FY10
Net Cash Provided by Operating Activities	$365M	$177M	$267M
Purchases of Property and Equipment	$43M	$40M	$23M
Free Cash Flow6	$321M	$137M	$245M
Free Cash Flow as % of Total Revenue	27%	12%	27%

Net cash provided by operating activities was $365 million, more than double Q1 and up 37% year over year. Capital expenditures were $43 million, an increase of $3 million from Q1. Free cash flow totaled $321 million, increasing 134% sequentially and up 31% year over year. Q2 free cash flow represented 27% of total revenue.

4 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by number of days in the quarter.
5 Inventory turns are defined as annualized non-GAAP COGS divided by net inventory.
6 Free cash flow is defined as net cash provided by operating activities less cash purchases of property and equipment.

Q3 FY11 Outlook
Q3 FY11 Outlook
Revenue	$1,240 - $1,290M Approx. 3% - 7% sequential growth Approx. 23% - 28% year over year growth
Share Count	Approx. 408M
Non-GAAP Net Income per Share, Diluted	$0.48 - $0.50
GAAP Net Income per Share, Diluted	$0.39 - $0.41

This forecast is based on current business expectations and current market conditions. Dilutive share count includes the impact of our convertible note and warrants, based upon our average stock price of $54.97 for the first 10 days of our third quarter. We estimate share count for the third quarter of fiscal year 2011 will increase to approximately 408 million shares, including an estimated 16.9 million shares from the Company’s outstanding convertible notes and 9.9 million shares from outstanding warrants. Share count does not include the Company’s outstanding note hedges that are expected to offset 80% of the dilution from the convertible notes at maturity or conversion, which would equate to an offset of approximately 13.5 million shares if the conversion or maturity occurs in the third quarter.

Other Business Metrics

Geographic Mix
	% of Q2 FY11 Revenue	Q2 FY11 Revenue	Year/Year Growth
Americas	61%	$741M	45%
U.S. Public Sector	20%	$239M	59%
EMEA	29%	$350M	14%
AsiaPacific	10%	$116M	25%

The Americas generated $741 million, 61% of total revenue in Q2, an increase of 17% sequentially and an increase of 45% year over year. The U.S. Public sector, which is included in Americas number, contributed $239 million or 20% of total revenue, an increase of 49% from Q1 and 59% year over year.

In the second quarter, EMEA generated $350 million or 29% of total revenue, down 9% sequentially, but up 14% on a year over year basis.

AsiaPacific revenue was $116 million, a decrease of 3% sequentially but an increase of 25% year over year, and represented 10% of total revenue in Q2.

Channel Mix
	% of Q2 FY11 Revenue	% of Q1 FY11 Revenue	% of Q2 FY10 Revenue
Direct	28%	31%	33%
Indirect	72%	69%	67%
Arrow	18%	16%	12%
Avnet	15%	11%	11%
IBM	3%	4%	4%

In the second quarter, direct revenue was 28% of total revenues and declined 5% sequentially while increasing 14% year over year. Consistent with our business model, our indirect channel accounted for the bulk of our revenues at 72% of total revenues in Q2, representing a growth rate of 11% sequentially and 42% year over year. Within the indirect channel, Arrow was 18% of revenue, up from 16% of revenue last quarter and Avnet was 15% of revenue, up from 11% of revenue last quarter. Revenue from our IBM OEM partnership was 3% of revenue, down from 4% in Q1, but up in absolute dollars year over year.

Platform Trends

In Q2 total system units shipped increased 4% sequentially in Q2 and grew 77% year over year. Medium-sized system units increased 13% sequentially and 52% year over year. Small-sized system units doubled year over year and were up 1% sequentially. Large system units declined 23% sequentially, but grew 25% year over year.

Units of the V-series platform increased 35% sequentially and 92% year over year.

Capacity Trends

(in Petabytes)	Q2 FY10	Q3 FY10	Q4 FY10	Q1 FY11	Q2 FY11
Fibre Channel	79	88	99	79	84
ATA	173	209	298	323	349
SAS	8	29	49	68	90
Total	260	326	446	470	523

In Q2, total petabytes shipped grew to 523 petabytes, an increase of 11% sequentially and 101% year over year. The growing popularity of ATA and SAS drives is clearly visible in the table above.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at www.netapp.com.

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

Non-GAAP to GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	October 29, 2010	July 30, 2010	October 30, 2009

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$164.6	$141.8	$95.7

Adjustments:
Amortization of intangible assets	4.4	5.5	5.1
Stock-based compensation expenses	37.7	44.3	33.2
Restructuring and other charges	0.1	-	1.2
Acquisition related (income) expense, net	-	0.3	-
Non-cash interest expense	13.0	12.9	12.2
Gain on investments	-	(2.5)	(2.8)
Income tax effect of non-GAAP adjustments	(17.1)	(19.7)	(14.5)

NON-GAAP NET INCOME	$202.7	$182.6	$130.1

DETAILED RECONCILIATION OF SPECIFIC ITEMS:

COST OF REVENUES	$406.3	$413.4	$303.3
Adjustment:
Amortization of intangible assets	(3.3)	(4.4)	(4.3)
Stock-based compensation expenses	(3.9)	(4.8)	(3.4)

NON-GAAP COST OF REVENUES	$399.1	$404.2	$295.6

COST OF PRODUCT REVENUES	$296.1	$307.7	$199.1
Adjustment:
Amortization of intangible assets	(3.3)	(4.4)	(4.3)
Stock-based compensation expenses	(0.8)	(0.9)	(0.5)

NON-GAAP COST OF PRODUCT REVENUES	$292.0	$302.4	$194.3

COST OF SERVICE REVENUES	$106.7	$102.3	$101.1
Adjustment:
Stock-based compensation expenses	(3.1)	(3.9)	(2.9)

NON-GAAP COST OF SERVICE REVENUES	$103.6	$98.4	$98.2

GROSS PROFIT	$801.1	$724.4	$606.7
Adjustment:
Amortization of intangible assets	3.3	4.4	4.3
Stock-based compensation expenses	3.9	4.8	3.4

NON-GAAP GROSS PROFIT	$808.3	$733.6	$614.4

SALES AND MARKETING EXPENSES	$382.8	$354.2	$300.8
Adjustments:
Amortization of intangible assets	(1.1)	(1.1)	(0.8)
Stock-based compensation expenses	(17.3)	(20.6)	(15.7)

NON-GAAP SALES AND MARKETING EXPENSES	$364.4	$332.5	$284.3

RESEARCH AND DEVELOPMENT EXPENSES	$156.6	$149.5	$132.4
Adjustments:
Stock-based compensation expenses	(9.2)	(11.1)	(7.9)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$147.4	$138.4	$124.5

GENERAL AND ADMINISTRATIVE EXPENSES	$64.2	$56.2	$56.9
Adjustments:
Stock-based compensation expenses	(7.3)	(7.8)	(6.2)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$56.9	$48.4	$50.7

OPERATING EXPENSES	$603.7	$560.2	$491.3
Adjustments:
Amortization of intangible assets	(1.1)	(1.1)	(0.8)
Stock-based compensation expenses	(33.8)	(39.5)	(29.8)
Restructuring and other charges	(0.1)	-	(1.2)
Acquisition related income (expense), net	-	(0.3)	-

NON-GAAP OPERATING EXPENSES	$568.7	$519.3	$459.5

INCOME FROM OPERATIONS	$197.4	$164.2	$115.4
Adjustments:
Amortization of intangible assets	4.4	5.5	5.1
Stock-based compensation expenses	37.7	44.3	33.2
Restructuring and other charges	0.1	-	1.2
Acquisition related (income) expense, net	-	0.3	-

NON-GAAP INCOME FROM OPERATIONS	$239.6	$214.3	$154.9

TOTAL OTHER EXPENSES, NET	$(10.5)	$(6.6)	$(9.4)
Adjustments:
Non-cash interest expense	13.0	12.9	12.2
Gain on investments	-	(2.5)	(2.8)

NON-GAAP TOTAL OTHER INCOME (EXPENSES), NET	$2.5	$3.8	$0.0

INCOME BEFORE INCOME TAXES	$186.9	$157.6	$106.0
Adjustments:
Amortization of intangible assets	4.4	5.5	5.1
Stock-based compensation expenses	37.7	44.3	33.2
Restructuring and other charges	0.1	-	1.2
Acquisition related (income) expense, net	-	0.3	-
Non-cash interest expense	13.0	12.9	12.2
Gain on investments	-	(2.5)	(2.8)

NON-GAAP INCOME BEFORE INCOME TAXES	$242.1	$218.1	$154.9

PROVISION FOR (BENEFIT FROM) INCOME TAXES	$22.3	$15.8	$10.3
Adjustments:
Income tax effect of non-GAAP adjustments	17.1	19.7	14.5

NON-GAAP PROVISION FOR INCOME TAXES	$39.4	$35.5	$24.8

NET INCOME PER SHARE	$0.420	$0.379	$0.274

Adjustments:
Amortization of intangible assets	0.011	0.015	0.015
Stock-based compensation expenses	0.096	0.118	0.095
Restructuring and other charges	-	-	0.003
Acquisition related (income) expense, net	-	0.001	-
Non-cash interest expense	0.033	0.034	0.035
Gain on investments	-	(0.007)	(0.008)
Income tax effect of non-GAAP adjustments	(0.043)	(0.053)	(0.042)

NON-GAAP NET INCOME PER SHARE	$0.517	$0.487	$0.372

Reg G Schedule

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER 2011
(Unaudited)

Third Quarter
2011

Non-GAAP Guidance	$0.48 - $0.50

Adjustments of Specific Items to
Net Income Per Share for the Third
Quarter 2011:

Stock based compensation expense	(0.09)
Amortization of intangible assets	(0.01)
Non cash interest expense	(0.03)
Income tax effect	0.04
Total Adjustments	(0.09)

GAAP Guidance -Net Income Per Share	$0.39 -$0.41